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                                                                    Exhibit 99.1


                           RPM SHAREHOLDERS TO APPROVE
                 PROPOSED REINCORPORATION PLAN AT ANNUAL MEETING


MEDINA, Ohio - August 30, 2002 - RPM, Inc. (NYSE: RPM) today announced that it will seek shareholder approval of a plan to change its place of incorporation from Ohio to Delaware at its annual shareholders meeting on October 11, 2002. Under the plan, RPM International Inc., a newly formed Delaware entity, will become the parent holding company of Ohio-based RPM, Inc. and several other intermediate holding companies and wholly owned subsidiaries. RPM, Inc. currently serves as a holding company for its various operating companies.

"We believe that changing our legal domicile from Ohio to Delaware will be beneficial to RPM and its shareholders. In the process of reincorporating in Delaware, we will align the legal structure of our various operating companies in a manner that is more consistent with their business objectives and our current financial reporting," said Frank C. Sullivan, RPM's president. "This change will be a key component of how our new management team expects to manage RPM's portfolio of leading industrial and consumer brands."

According to Thomas C. Sullivan, RPM's chairman and chief executive officer, "This reincorporation will have no material impact on our employees or customers, nor will it change our presence in Ohio. Our corporate headquarters will remain in Ohio and we will continue to employ nearly 1,100 Ohioans in 8 manufacturing and warehousing facilities."

The reincorporation is subject to the approval of holders of two-thirds of the company's common shares at the annual meeting, which is set for October 11, 2002. Upon completion of the reincorporation, shareholders of RPM, Inc. will hold the same number of common shares of RPM International as they hold in RPM, Inc. RPM International's common stock will be listed on the New York Stock Exchange under the symbol "RPM," the same symbol under which the company's shares currently trade.

RPM, Inc. is a world leader in specialty coatings serving both industrial and consumer markets. RPM's industrial products include roofing systems, sealants, corrosion control coatings, flooring coatings and specialty chemicals, Its consumer products are used by professionals and do-it-yourselfers for home, automotive and boat maintenance and by hobbyists. Industrial brands include Stonhard, Tremco, Carboline, Day-Glo, Euco and Dryvit. Consumer brands include Zinsser, Rust-Oleum, DAP, Varathane, Bondo and Testors.

For more information, contact Glenn Hasman, vice president of finance and communications at (330) 273-8820.

This press release contains "forward-looking statements" relating to the business of the Company. These forward-looking statements, or other statements made by the Company, are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed




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in or implied by any such forward-looking statements. These uncertainties and factors include (a) general economic conditions; (b) the price and supply of raw materials, particularly titanium dioxide, certain resins, aerosols and solvents; (c) continued growth in demand for the Company's products; (d) legal, environmental and litigation risks inherent in the Company's construction and chemicals businesses and risks related to insurance coverage inherent in the Company's disclosed litigation; (e) the effect of changes in interest rates;
(f) the effect of fluctuations in currency exchange rates upon the Company's foreign operations; (g) the potential impact of the euro currency conversion;
(h) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social economic and regulatory factors; (i) risks and uncertainties associated with the Company's ongoing acquisition and divestiture activities; and other risks detailed in the Company's other reports and statements filed with the Securities and Exchange Commission, including the risk factors set forth in the Company's prospectus and prospectus supplement included as part of the Company's Registration Statement on Form S-3 (File No. 333-77028), as the same may be amended from time to time.